As filed with the Securities and Exchange Commission on July 22, 2003

Registration No. 333-88638

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE

AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2691170 (I.R.S. Employer Identification No.)

1601 Market Street, Philadelphia, PA (Address of principal executive offices)	19103 (Zip Code)

ENHANCE FINANCIAL SERVICES GROUP INC. 401(k) SAVINGS PLAN

(Full title of the plan)

HOWARD S. YARUSS, ESQ.

Executive Vice President, Secretary and General Counsel

Radian Group Inc.

1601 Market Street

Philadelphia, PA 19103

(Name and address of agent for service)

(215) 564-6600

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

On May 20, 2002, Radian Group Inc. (“Radian”), a Delaware corporation, filed a registration statement (the “Registration Statement”) on Form S-8 (File No. 333-88638) to register 80,000 shares of Radian’s common stock (the “Common Stock”), par value $.001 per share, pursuant to the Enhance Financial Services Group Inc. 401(k) Savings Plan (the “Plan”), plus an indeterminate amount of interests to be offered or sold pursuant to the Plan.

In accordance with the undertaking contained in Item 9(a)(3) of the Registration Statement, Radian hereby requests that the Securities and Exchange Commission remove from registration any securities that were registered but unsold under the Registration Statement. Radian requests removal from registration of such securities because its obligation to maintain the effectiveness of the Registration Statement has terminated as a result of the merger of the Plan with and into the Radian Group Inc. Savings Incentive Plan effective January 1, 2003.

Accordingly, Radian files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the remaining 75,666 shares of Common Stock and interests in the Plan covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 21st day of July, 2003.

RADIAN GROUP INC.

By:	/s/ FRANK P. FILIPPS
Frank P. Filipps Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on July 21, 2003 by the following persons in the capacities indicated.

/s/ FRANK P. FILIPPS Frank P. Filipps	Chief Executive Officer, Chairman of the Board and Director

/s/ ROY J. KASMAR Roy J. Kasmar	President, Chief Operating Officer and Director

/s/ C. ROBERT QUINT C. Robert Quint	Executive Vice President and Chief Financial Officer

/s/ HOWARD S. YARUSS Howard S. Yaruss	Executive Vice President, Secretary and General Counsel

/s/ JOHN J. CALAMARI John J. Calamari	Senior Vice President, Controller

* Herbert Wender	Lead Director

* David C. Carney	Director

* Stephen T. Hopkins	Director

* James W. Jennings	Director

* Anthony W. Schweiger	Director

Howard B. Culang	Director

Ronald W. Moore	Director

Robert W. Richards	Director

*	Howard S. Yaruss, pursuant to a Power of Attorney executed by each of the directors noted above and included in the Registrant’s registration statement on Form S-8 filed May 20, 2002 (File No. 333-88638), by signing his name hereto, does hereby sign and execute this Amendment No. 1 to Registration Statement as attorney-in-fact on behalf of each of the directors noted above.

/s/ HOWARD S. YARUSS
Howard S. Yaruss

Pursuant to the requirements of the Securities Exchange Act of 1934, the Employer under the Plan, as Administrator of the Plan, has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 21, 2003.

ENHANCE FINANCIAL SERVICES GROUP INC. 401(K) SAVINGS PLAN

By:	RADIAN REINSURANCE INC. as Administrator

By:	/s/ C. ROBERT QUINT
C. Robert Quint Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
24	Power of Attorney (filed with the Registrant’s registration statement on Form S-8 on May 20, 2002).